SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2009

TECHTEAM GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27335 West 11 Mile Road Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:   (248) 357-2866

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 9, 2009, the Board of Directors of TechTeam Global, Inc. (the “Company”) authorized the execution of indemnification agreements with directors and officers of the Company.  A form of the Indemnification Agreement to be entered into is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 9, 2009 and effective immediately, the Board of Directors of the Company approved amendments to, and the restatement of, the Company’s Bylaws.  The material provisions of these amendments (a) clarify the indemnification rights of directors, officers, employees and other persons, and (b) reduce the percentage of shareholders required to call a special meeting of shareholders from sixty (60%) percent to thirty (30%) percent.

The amendments, among other things:

•	Provide that indemnification of current and former officers and directors is mandatory, while indemnity of employees and agents will be at the discretion of the Board of Directors.

•
Provide that the mandatory indemnification of officers and directors will be made to the fullest extent permitted by Delaware law, including any future amendments to or repeals of the applicable Delaware provisions.

•	Provide that a person’s right to indemnification is not limited to alleged actions taken in such person’s official capacity.

•
Provide that a person’s right to indemnification and advancement of expenses, as applicable, is a contractual right and vests at the time of such person’s service to, or at the request of, the Company.

•
Provide for indemnified persons to receive an advance of expenses for indemnifiable proceedings, subject to certain conditions, and allow the Board of Directors to authorize the advancement of expenses to other persons.

•	Establish the rights and procedures for a claimant to bring suit against the Company for indemnification amounts if such amounts are not paid within 30 days.

•
Provide that no person shall be entitled to indemnity for amounts paid (i) in settlement of any claims unless the Company consents in writing to such settlement or (ii) in satisfaction of any judicial award if the Company was not given a reasonable and timely opportunity to participate in the defense of such claim.

•
Provide that if the Bylaws are amended, modified or repealed, such provisions cannot alter a person’s right to indemnification or the advancement of expenses prior to the date of such amendment, modification or repeal.

•
Provide that shareholders owning at least thirty (30%) percent of all of the issued and outstanding capital stock of the Company and entitled to vote at such meeting can call a special meeting of the shareholders.

In addition, technical changes were made to conform to current Delaware law, expand the scope of proceedings and types of expenses to be covered by indemnification rights, as well as other clarifications and enhancements generally.

The foregoing summary is qualified in its entirety by reference to the Company’s Bylaws, as Amended and Restated, as of December 9, 2009, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(D) The following exhibits are included with this report:
Exhibit 3.1	Bylaws of TechTeam Global, Inc. as amended and restated December 9, 2009
Exhibit 10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.

	By	/s/Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and
Secretary

Date: December 15, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of TechTeam Global, Inc. as amended and restated December 9, 2009
10.1	Form of Indemnification Agreement